                                                                    EXHIBIT 23.3



                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 (File No. 333-_____) of our report dated January 27, 1996 related to the financial statements of Esquire Communications Ltd., each of our reports dated July 2, 1998 for A & A Court Reporters, Inc. and Affiliate, Kerns & Gradillas, Inc. and Hamilton-Legato Deposition Centers, Inc. and our report dated June 26, 1998 for A-L Associates, Inc. and Affiliate. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                             FREED MAXICK SACHS & MURPHY, P.C.


July 20, 1998
Buffalo, New York